EXHIBIT 99.1

Bantec Online Store Featuring Covid-19 Sanitizing Products and Robots is Open for Business

Little Falls, NJ – July 21, 2020 - Bantec, Inc. (OTCPINK: BANT) (“Bantec” or the “Company”), Bantec, Inc., a product and services company, announces that its new online store, featuring Covid-19 sanitizing products and robots, is open for business.

Michael Bannon, Bantec’s Chairman and CEO stated: “We are excited about our new online store. Initially, we will offer Covid-19 sanitizing products and robots. Over time we will introduce more and more products. Ultimately, we intend to be a leading online platform for a variety of products”.

Our UVC Advanced Robot operates autonomously, automatically docks and recharges, disinfects a 30m^2 in fifteen minutes, can use both UVC lamp and/or disinfectant liquid spray to kill germs by destroying and decomposing DNA & RNA proteins and kills 99.9% of all bacteria. Our robot ultimately reduces the spread of viruses, bacteria and other harmful microorganisms.

Here is a link to the Bantec Online Store with our Covid 19 Sanitizing Products and Robots:

www.bantec.store

About Bantec

Bantec, Inc, a product and services company, through its subsidiaries and divisions sells to facility managers, engineers, maintenance managers, purchasing managers and contract officers who work for hospitals, universities, manufacturers, commercial businesses, local and state governments and the US government. Our difference that matters consists of establishing lifelong customer and supplier friendships, responding immediately to our customers' needs, and providing products and services through a highly technically trained, motivated, and incentivized workforce.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses, or net earnings; projections of growth; and assumptions relating to the foregoing. Such forward-looking statements are generally qualified by terms such as: “plans, “anticipates,” “expects,” “believes” or similar words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or qualified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. These factors are discussed in greater detail in our Form 10 filed with the U.S. Securities and Exchange Commission.

Contacts:

Michael Bannon

Chairman & CEO

mike@bantecinc.com